                                                                    Exhibit 23.1

When the transaction referred to in the second paragraph in Note 12 of the Notes to Financial Statements has been consummated, we will be in a position to render the following consent.

                                                                        KPMG LLP


                              Accountants' Consent

The Board of Directors
Adolor Corporation

   We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

Princeton, New Jersey
February 6, 2000